Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares no par value of eToro Group Limited. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13G, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement on the dates set forth below.

BRM Group Ltd.		Date: August 25, 2025

/s/ Arie Nachmias
Name:	Arie Nachmias
Title:	Chief Financial Officer

A B Y Finance (eToro) 21 LP		Date: August 25, 2025

/s/ Arie Nachmias
Name:	Arie Nachmias
Title:	Chief Financial Officer

Eli Barkat Ltd.		Date: August 25, 2025

/s/ Arie Nachmias
Name:	Arie Nachmias
Title:	Chief Financial Officer

Yuval Rakavi Ltd.		Date: August 25, 2025

/s/ Arie Nachmias
Name:	Arie Nachmias
Title:	Chief Financial Officer